EXHIBIT 23.1
------------






We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-104054, Form S-3 No. 333-51476, Form S-3 No. 333-44872,
Form S-3 No. 333-77371, Form S-3 No. 333-76373, Form S-8 No. 333-104056,
Form S-8 No. 333-86911 and Form S-8 No. 333-72265) of LaSalle Hotel Properties for the registration of its preferred shares of our report dated February 7, 2003 (except for Note 7, as to which the date is September 8,
2003) with respect to the financial statements of Capitol Hotel, L.L.C. included in Current Report on Form 8-K/A of LaSalle Hotel Properties dated September 18, 2003.





                            /s/ Altschuler, Melvoin and Glasser, LLP



Chicago, Illinois
September 23, 2003










































                                   5